Exhibit 10.9

LEASE AGREEMENT

This Lease Agreement ("Lease") is entered into and made effective as of April 23, 2012, by and between One World Ranches LLC, a California limited liability company (“Lessor”), and Stevia First Corp., a Nevada corporation (“Lessee”).  Lessor and Lessee agree as follows:

1.

Lease Description.  Lessor owns the real property located at 5225 Carlson Road, in the unincorporated area of the County of Sutter, State of California ("Premises"), with the Premises being more particularly described in Exhibit A attached hereto.  The Premises consists of approximately 10 acres improved with a commercial building and a pole barn.   The commercial building, the pole barn, and any additional structures or buildings located on the Premises will be referred to herein as the “Improvements”. Lessor leases to Lessee and Lessee leases from Lessor the Premises on the terms and conditions set forth in this Lease.

2.

Term.  The term of this Lease shall be for a period of five (5) years commencing on May 1, 2012, and terminating on May 1, 2017.  Provided that Lessee is not in default of the terms and conditions of this Lease, Lessee shall have the right, upon mutually agreeable terms, to extend the term of this Lease up to and including two (2) additional and consecutive periods of three (3) years each, subject to all of the provisions of this Lease.  Lessee shall exercise any option by giving Lessor written notice at least 180 days before the last day of the expiring term of the Lease.

3.

Use of the Premises.  It is agreed that the Premises shall be used initially for commercial office use and for operation of a greenhouse, and any related activities. During the term of this Lease, Lessee shall have the right to occupy the office building and the pole barn structures located on the Premises, and shall have the obligation to maintain the same in a neat, working and orderly condition.  Lessee shall maintain the yard and landscape areas located around the commercial office building located on the Premises. Lessor agrees that Lessee’s use of the Premises may expand to various other uses. In the event that Lessee develops and improves additional portions of the Premises, the parties shall agree to increase the monthly rent in an amount to be mutually agreed upon. Notwithstanding any other provision of this Lease, the Lessee shall have no right to develop and improve additional portions of the Premises unless and until the parties have agreed in writing to a rent adjustment.

4.

Rent.  Lessee agrees to pay to Lessor monthly rent during the term of this Lease in the sum of $2,300 a month.  Monthly rent shall be paid, in advance, on the first day of each month and shall not be considered delinquent until ten (10) days thereafter.  In the event Lessee elects to lease an additional portion of the Property, the monthly rental shall be adjusted based on mutual agreement of the parties.

5.

Late Payment.  In the event that Lessor has not received payment of any monthly installment of rent before the tenth day following the date upon which the rent payment is due, Lessee shall also pay Lessor a sum equal to 5% of such installment as a late charge.

6.

Property Taxes.  Lessee shall be responsible for and shall pay all real property taxes levied or assessed against the Premises during the term of this Lease.  All personal property taxes levied against Lessee’s personal property located on the Premises shall be paid by Lessee.

7.

Water and Delivery of Water.  Lessee, at its sole cost and expense, shall pay for all water required for the activities conducted by Lessee on the Premises.  Lessee shall bear the costs of all charges for the care, maintenance, replacement and operation of the existing pump and well on the Premises, and any such repaired and/or replaced items shall be considered fixtures and shall remain on the Premises upon expiration of the Lease term.

8.

Utilities.  Lessee shall pay when due and shall hold Lessor harmless from any liability for all charges for water, gas, sewage, electricity, trash collection, telephone and other utilities and services applied to and used on the Premises.

9.

Restriction on Use.  Lessee shall not conduct or permit to be conducted any private or public nuisance on the Premises, nor conduct or permit any waste thereon.  Lessee shall, at its expense, comply with all laws, ordinances, regulations, zoning designations and land use and planning entitilements applicable to the Premises and the business conducted thereon.  Lessee shall not do, bring or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises.

10.

Maintenance and Repair.  Lessee shall, during the term of this Lease, and at Lessee’s sole cost and expense, keep, maintain and repair all Improvements located on the Premises, including, but not limited to, all interior and exterior portions thereof, and do all other necessary maintenance in connection with the Premises.  While this Lease is in effect through the end of the term, the Premises shall be kept and maintained in a good, safe and attractive condition at all times, normal wear and tear and damages caused by condemnation or casualty excepted.  In entering onto the Premises, Lessee shall be deemed to have accepted the Premises being in good and sanitary order, condition and repair, and Lessee agrees, on the last day of the term of this Lease or upon sooner termination of this Lease, to surrender the Premises with Improvements, in the same condition as when received, normal wear and tear excepted.  Lessee waives all right to make repairs at the expense of Lessor.

11.

Lessee Improvements.  Lessee may repair, replace or alter any furnishings, fixtures or equipment, to the interior of the Improvements located on the Premises, without first obtaining Lessor’s prior approval.  With respect to other non-structural improvements, repairs or alterations to the Improvements located on the Premises, Lessee shall be required to obtain Lessor’s prior written approval for all such improvements, repairs or alterations which exceed $5,000 in cost.  With respect to any structural improvements, repairs, or alterations and with respect to any exterior improvements, repairs or alterations, Lessee shall be required to obtain Lessor’s prior written approval regardless of the cost of such improvements, repairs or alterations.  Lessor shall not unreasonably withhold its consent to any proposed improvements or alterations.  However, whether or not any alteration, addition or improvement requires Lessor’s approval as aforesaid, Lessee shall not commence any such work, except for repairs, replacements or alterations to furnishings, fixtures or equipment as specified above, without giving Lessor at least fifteen (15) days’ prior notice. Lessee shall be responsible for obtaining, at

2.

its own expense, all permits and other governmental approvals necessary for any improvements, and shall comply with all Federal, State and local laws and regulations applicable thereto.  Lessee shall pay or cause to be paid all costs and expenses associated with any improvements, repairs and alterations, and shall defend, indemnify and hold Lessor harmless from any and all claims, damages, losses, attorney’s fees and other costs attributable to or arising from such Improvement, repair or alteration.  Lessee shall keep the Premises free from any and all mechanic’s, materialmen’s and other liens.  Should Lessee fail to do so, Lessor shall have the right but not the obligation to pay such liens, and shall be entitled to immediate reimbursement for all sums so expended, plus interest thereon, at the maximum rate permitted by law.

12.

General Indemnity.  Lessee agrees to protect and does hereby indemnify and hold Lessor harmless from all demands, claims, actions and damages to any person or property arising out of or connected with the use or occupancy of the Premises by Lessee.  Lessee’s obligation under this paragraph shall be limited to the sum that exceeds the amount of any insurance proceeds, if any, received by Lessor.

13.

Fire and Other Insurance.  Lessee shall, at Lessee’s expense, at all times from and after the date hereof and during the term, maintain on the Improvements now or hereafter located on the Premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of the full replacement cost of any such buildings and other insurable Improvements located on the Premises from time to time.  The policy shall name as insureds the Lessor and Lessee, as their interests appear.  The "replacement cost" of the building and other Improvements to be insured under this paragraph shall be determined by the company issuing the insurance policy at the time the policy is initially obtained.

14.

Liability Insurance.  Lessee shall procure and maintain for the duration of the Lease of the Premises, and for any period of early possession, a general liability policy of insurance with limits of not less than $2,000,000 per occurrence for bodily injury, personal injury and property damage.  The policy or policies shall name Lessor as an additional insured and a certificate of insurance is to be delivered to Lessor which shall obligate the insurance carrier to notify the Lessor in writing at least ten (10) days prior to any cancellation or modification of the insurance.  Lessee shall also maintain a policy of worker’s compensation insurance covering all of Lessee’s employees who perform labor on the Premises.

15.

Environmental Matters.

A.

Compliance with Environmental Requirements.  Lessee expressly agrees, at all times and in all respects, to comply with all federal, state and local laws, regulations, ordinances, other requirements, permits and orders issued in relation thereto, which are designed to protect public health and safety, worker health and safety, or the environment, including but not limited to, management of hazardous materials and/or hazardous waste (collectively referred to hereinafter as “Environmental Requirements”).  For this purpose, “management” includes, but is not limited to, use, storage, handling, and transportation.  Lessee expressly agrees not to store hazardous waste on the Premises, treat hazardous waste on the Premises, or dispose of, or bury any waste, including hazardous waste, on the Premises.

3.

B.

Handling of Pesticides and Fertilizer.  Lessee expressly agrees to use and handle pesticides and fertilizers in compliance with all Environmental Requirements which are designed to regulate pesticides and fertilizers, including, but not limited to, requirements pertaining to reentry or pre-harvest intervals.

No pesticide or agricultural chemical shall be used by Lessee if it results in a plant-back restriction or other provision which would place any limitation on the use of the Premises which extends beyond the term of the Lease without the prior written consent of the Lessor.  Lessee shall provide Lessor a copy of Lessee’s county pesticide permit prior to planting each crop year.

C.

Contamination.  Lessee expressly agrees, at all times and in all respects, to comply with all federal, state and local laws, regulations, ordinances, other requirements, and permits and orders issued in relation thereto which concern any contamination, release, pollution, nuisance or waste, whether toxic or nontoxic chemical or biological, which may result from Lessee’s operation on, and use of, the Premises during the term of this Lease, whether created or maintained by Lessee, its agents, servants or employees, or whether Lessee assists in the creation or maintenance thereof.

16.

Damage or Destruction.  If, during the Lease term, the Improvements located on the Premises are totally or partially destroyed from any cause, this Lease shall not terminate and, at Lessor’s option and to the extent of available insurance, Lessor shall restore the damaged or destroyed Improvements to substantially the same condition as it was in immediately before the damage or destruction occurred.  Rent shall abate in case of damage or destruction to the Improvements, to the extent the Improvement cannot be occupied.  The Lease term shall automatically be extended during any period of rent abatement.  The provisions of this paragraph shall govern the rights of the parties in the event of any full or partial destruction of any Improvement located on the Premises.

17.

Condition of Premises.  Lessor and Lessee acknowledge that Lessee is leasing the Premises in its “AS-IS” condition and that Lessee has had ample opportunity prior to entering into this Lease to inspect the condition of the Premises, and Lessee is thoroughly familiar with the condition of the Premises. Lessor has advised Lessee that the Premises are located in a natural flood plain.

18.

Lessee’s Fixtures and Personal Property; Right to Remove.  Lessee may install such machinery, tools, equipment and trade fixtures in the Premises as may be necessary without the consent of Lessor.  Except as otherwise provided in this Lease, all personal property as well as any other removable fixtures, equipment, furnishings and other personal property installed in or on the Premises by Lessee in accordance with the terms of this Lease shall remain Lessee’s property.  Lessor agrees that, provided it is not then in default hereunder, Lessee shall have the right at any time and from time to time to remove any and all of the same.  Lessee shall, at its expense, repair forthwith any damage to the Premises occasioned by reason of such removal, and shall leave the Premises in a clean and neat condition.  Any property not so removed shall be deemed abandoned, and Lessor shall have the option to either retain such property at no cost, or cause such property to be removed at Lessee’s expense.  Lessor shall be entitled to reimbursement for all sums expended in connection with such removal, together with interest

4.

thereon at the maximum rate permitted by law. Notwithstanding any of the foregoing, any permanent fixtures and improvements shall remain on the Premises upon expiration of the Lease term.

19.

Lessee Defaults and Lessor Remedies.

A.

Remedies.  If Lessee shall at any time be in default in the payment of rent or any other monetary sum called for by this Lease for more than ten (10) days following written notice from Lessor to Lessee, or if Lessee shall at any time be in default in the keeping and performing of any of its other covenants or agreements herein contained, and should such other default continue for 30 days after written notice thereof from Lessor to Lessee specifying the particulars of such default, or if such other default is of a nature that curing such default will take more than 30 days and Lessee has failed to commence such cure within such 30 days and to thereafter diligently pursue completion of such cure, then and in any of such events and in addition to any or all other rights and remedies of Lessor hereunder and by law provided, Lessor may terminate this Lease by giving Lessee notice of termination.  On the giving of the notice, all Lessee’s rights in the Premises and in all Improvements shall terminate.  Promptly after notice of termination, Lessee shall surrender and vacate the Premises and all Improvements in broom-clean condition; and Lessor may reenter and take possession of the Premises and all remaining Improvements and eject all parties in possession.  Termination under this paragraph shall not relieve Lessee from the payment of any sum then due to Lessor or from any claim for damages previously accrued or then accruing against Lessee.

B.

Damages.  Should Lessor elect to terminate this Lease under the provisions of this paragraph 22, Lessor shall be entitled to recover from Lessee as damages:

1.

The worth, at the time of the award, of the unpaid rent that had been earned at the time of termination of this Lease;

2.

The worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided;

3.

The worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Lease term after the time of award exceeds the amount of the loss of rent that Lessee proves could have been reasonably avoided; and

4.

Any other amount, and court costs, necessary to compensate Lessor for all detriment proximately caused by Lessee’s default, including without limitation, costs of alterations and commissions in connection with reletting.

"The worth, at the time of the award," as used in paragraphs 1 and 2 above, is to be computed by allowing interest at the maximum rate allowed by law.  "The worth, at the time of the award," as referred to in paragraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

5.

C.

Lessor’s Right to Cure Lessee’s Default.  Lessor, at any time after Lessee commits a default, can cure the default at Lessee’s cost.  If Lessor at any time, by reason of Lessee’s default, pays any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at the maximum rate allowed by law from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee.  The sum, together with interest on it, shall be additional rent.

20.

Surrender at Expiration of Lease Term.  Upon expiration of the Lease term or earlier termination on account of default, Lessee shall deliver all keys to Lessor and surrender the Premises in first-class condition.  Depreciation and wear from ordinary use for the purpose for which the Premises were let need not be restored, but all repair for which Lessee is responsible shall be completed prior to such surrender.  All furnishings, furniture and trade fixtures installed on the Premises by Lessee shall remain the Premises of Lessee and shall be removed by Lessee upon expiration or termination of the Lease term.  If Lessee fails to do so, it shall be an abandonment of the Premises and Lessor may retain the Premises and all the rights of Lessee with respect to it shall cease.

21.

Relationship of the Parties.  This Agreement shall not be determined to be, give rise to, or be construed as a partnership relationship, and neither party hereto shall have authority to obligate the other without the prior written consent.

22.

Waste or Nuisance.  The Lessee shall not commit or permit the commission by others of any waste on said Premises.  The Lessee shall not maintain, commit, or permit the maintenance or commission of any nuisance as defined in section 3479 of the California Civil Code on said Premises.  Lessee shall not use or permit the use of said Premises for any unlawful purpose.

23.

Inspection by Lessor.  The Lessee shall permit the Lessor, or the Lessor’s agents, representatives, or employees, to enter said Premises at all reasonable times for the purpose of inspecting said Premises to determine whether the Lessee is complying with the terms and conditions of this Lease and for the purpose of doing other lawful acts that may be necessary to protect the Lessor’s interest in said Premises under this Lease.

24.

Acceptance by Lessee.  The Lessee accepts said Premises in its present condition.  The Lessee agrees with, and represents to the Lessor, that said Premises have been inspected by it and that it has been assured by means independent of the Lessor, or any agent of the Lessor, of the truth of all facts material to this Lease and that said Premises are being leased by the Lessee as a result of its inspection and investigation and not as a result of any representation made by the Lessor or any agent of the Lessor.

25.

Assignment and Subletting.  Lessee shall have the right to assign or sublease the Premises, subject to Lessor’s consent.

26.

Condemnation.  If said Premises, or any part thereof, shall be taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and all money, or other valuable consideration, if any, awarded upon such taking shall got to the Lessor.  Lessee shall have no claim thereto, except that said

6.

Lessee shall receive its share for damage to growing crops based upon its share of said crops, and Lessee shall receive compensation for the value of the crops planted and any Improvements made to the Premises; but only to the extent that any such award includes compensation for the growing crops and/or Improvements.

27.

Notices.  All notices required by law or by this Lease to be given shall be given by personal delivery, or by depositing the same in the United States mail, postage prepaid, addressed as follows:

Lessor:

One World Ranches LLC

5820 Sagebrush

La Jolla, CA  95991

Lessee:

Stevia First Corp.

5225 Carlson Road

Yuba City, CA 95993

28.

Memorandum of Lease.  The material terms and conditions of this Lease shall be set forth in a Memorandum of Lease which may be recorded in the official records of the county recorder of Sutter County, at the election of either party hereto. In the event a Memorandum of Lease is to be recorded, Lessee shall deliver to Lessor a quitclaim deed, and Lessor shall be authorized to record the quitclaim deed to release from the real property records the Memorandum of Lease upon termination of this Lease for any cause.

29.

Disclaimer of Partnership.  The relationship of the parties hereto is that of Lessor and Lessee, and it is expressly understood and agreed that by virtue of this Lease, Lessor does not in any way or for any purpose become a partner of Lessee or a joint venturer with Lessee in the conduct of Lessee’s business or otherwise.

30.

Subordination.  This Lease and the rights of Lessee hereunder are, and will be, subject and subordinate to the lien of any deed of trust or mortgage, now or hereinafter placed on the Premises or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any such deed of trust or mortgage; provided however, that as to the lien of any deed of trust or mortgage, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms.  Lessor shall obtain from Lessor's lender (first lien holder against the Premises) and deliver to Lessee an executed non-disturbance agreement in a form acceptable to Lessee and Lessor's lender, prior to execution of this Lease.

31.

Compliance with Laws.  Lessee shall, at Lessee's sole cost, comply with all of the requirements of all municipal, state, and federal authorities now in force or that may later be in force pertaining to the use of the Premises, and shall faithfully observe in this use all municipal ordinances and state and federal statutes now in force or that shall later be in force.  The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or

7.

proceeding against Lessee, whether Lessor be a party or not, that Lessee has violated any order or statute in this use, shall be conclusive of that fact as between Lessor and Lessee.  Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance or other act or thing that may disturb the quiet enjoyment of any adjacent properties.

32.

Estoppel Certificate.  If, upon any sale, assignment or hypothecation of the Premises by Lessor, an estoppel certificate shall be required from Lessee, Lessee agrees to deliver within ten (10) days after written request therefore by Lessor, a certificate addressed to any such proposed mortgagee or purchaser, or to Lessor, in a form requested by Lessor’s mortgagee or purchaser, certifying that this Lease is unmodified and in full force and effect (if such be the case), certifying the commencement and termination dates of the lease term, certifying that there has been no assignment or sublease of this Lease and that there are no defenses or offsets hereto, or stating those claimed by Lessee, and containing such other information as may reasonably be requested by the party to whom such certificate is addressed.  In the event Lessee fails to deliver such estoppel certificate to Lessor within the 10 day period above provided, it shall be deemed that this Lease is in full force and effect and that Lessee has no defenses or offsets against Lessor, and that the other information contained in the requested certificate is correct.

33.

Time.  Time is of the essence of this Lease and each and every covenant and agreement herein contained.

34.

Acts of God.  Lessee will not be held liable for any loss of property due to theft, fire, flood or acts of God.

35.

Successors and Assigns.  The provisions of this Lease shall extend to and bind and inure to the benefit of the successors and assigns of the respective parties hereto.

36.

Attorney’s Fees.  In any action or proceeding commenced by either party to enforce this Lease or any provision thereof, the prevailing party shall be entitled to all costs incurred and to reasonable attorney’s fees.

37.

Waiver of Breach.  The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same, or of any other term, covenant or condition herein contained.

38.

Entire Agreement.  Lessee and Lessor agree that this Lease contains the sole and only agreement between them concerning the Lease of the Premises and correctly sets forth their rights and obligations to each other concerning the Premises as to the date of execution of this Lease.  In particular, the parties acknowledge that this Lease supersedes and replaces that certain prior Commercial Lease Agreement dated August 1, 2011 and entered into between Diljit Bains, as landlord, and Lessee, as tenant.

39.

Governing Law.  This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of California.

8.

The parties have executed and entered into this Lease on the date and year first above written.

LESSOR:

One World Ranches LLC, a California Limited Liability Company

By: _____________________________________

       Diljit Bains, Member

LESSEE:

Stevia First Corp., a Nevada Corporation

By: _____________________________________

       Robert Brooke, Chief Executive Officer

9.

EXHIBIT A

The land referred to herein is situated in the State of California, County of Sutter, and is described as follows:

End of Legal Description

10.

EXHIBIT A

3

Bains Final

The southerly 664 feet of the easterly 600 feet of the northeast quarter of the northeast quarter of Section 20, Township 14 North, Range 3 East, measured on a line parallel with the northerly and easterly line of the northeast quarter of the northeast quarter of said Section 20.

EXCEPTING THEREFROM all that portion lying northerly of the following described line. Beginning at a point on the east line of said northeast quarter of the northeast quarter of said Section 20, from which point the southeast corner of said northeast quarter of the northeast quarter lies South 00°04'36" East, 654.95 feet; thence from said point of beginning South 89°57'12" West a distance of 280.77 feet; thence North 0°04'36" West a distance of 17.05 feet; thence South 89°57'12" West 59.23 feet and there terminating.

TOGETHER WITH all that portion of the easterly 600 feet of the northeast quarter of the northeast quarter of Section 20, Township 14 North, Range 3 East, Mount Diablo Base and Meridian falling southerly of the following described line. Beginning at a point on the east line of said northeast quarter of the northeast quarter of said Section 20, from which point the southeast corner of said northeast quarter of the northeast quarter lies South 00°04'36" East 654.95 feet; thence from said point of beginning South 89°57'12" West a distance of 280.77 feet; thence North 00°04'36" West a distance of 17.05 feet; thence South 89°57'12" West a distance of 319.23 feet to a point 600 feet from the easterly line of said Section 20 and there terminating.

The above description is prepared for Lot Line Adjustment No. 11-009.
It is not based upon a field survey.

LICENSED LAND SURVEYOR ... STATE OF CALIFORNIA
5/24/11

End of Legal Description

END OF DOCUMENT